UNITED STATES
WASHINGTON, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 12, 2010

INGEN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Georgia	000-28704	88-0429044
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

35193 Avenue "A", Suite-C, Yucaipa, California	92399
(Address of principal executive offices)	(Zip Code)

(800) 259-9622
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 12, 2010, Ingen Technologies, Inc., a Georgia corporation (the “Company”) held a Special Meeting of Shareholders to consider the items specified in the Schedule 14A Proxy Statement.  The purpose of the meeting was to vote on the Board of Director’s proposal to amend the Company’s Articles of Incorporation to increase the Company’s authorized no par common shares from 3.5 billion to 8 billion.  The record date for the meeting was February 18, 2010.  A quorum was present at the meeting in person or by proxy.  The result of the vote was 80.47% in favor, 19.19% opposed and 0.37% abstained.  Accordingly, the Company has filed Articles of Amendment with the Georgia Secretary of State.  A true and correct copy of the Articles of Amendment is included as Exhibit 3.1

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description

3.1	Articles of Amendment

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SIGNATURES

Pursuantto the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGEN TECHNOLOGIES, INC.

DATED: April 16, 2010	By:	/s/ Scott R. Sand
Scott R. Sand,
Chief Executive Officer

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